Exhibit 99.2

Amaze Introduces New Members Elected to Board of Directors and Announces Capitalization Update

NEWPORT BEACH, CA – June 18, 2025 – Amaze Holdings Inc. (NYSE American: AMZE) (“Amaze” or the “Company”), a global leader in creator-powered commerce, today announced, that new directors Pete Deutschman, Amrapali (Ami) Gan, and Sandie Hawkins were elected to its Board of Directors at the annual meeting of stockholders, effective June 12, 2025. The new appointees collectively will offer added corporate governance support and a diversified range of strategic insights to Amaze’s executive leadership team.

“With the expanded market opportunity and new strategic direction of our combined Company, we’ve accordingly bolstered our board of directors with an impressive group of industry veterans with deep ties to the creator economy,” Amaze Vice-Chairman Michael Pruitt said. “Our new board members offer a wide range of entrepreneurial experience and a deep knowledge across a variety of ecommerce, marketing, and creator-specific industries. On behalf of the rest of our board, I would like to welcome our newest members, and we look forward to benefiting from their contributions as we execute our mission to uplift and transform the creator economy.”

Pete Deutschman, Director

Pete Deutschman is Chief Buddy and Founder of The Buddy Group, an end-to-end creative marketing firm that helps brands engage with audiences and drive growth. At The Buddy Group, Deutschman has managed engagements with McDonald’s, American Express, Yamaha, and others. Deutschman is also an advisor to a handful of technology start-ups, including Exfluential, Vessl, SailPlan, and DotLot, and is a board member for Project Hope Alliance.

Ami Gan, Director

Ami Gan is the Founder of HOXTON, a strategic advisory firm that blends strategy with creativity. Prior to founding HOXTON, Gan was the CEO of OnlyFans and led the company’s expansion into new creator segments globally. Gan also previously held various positions with global rapid-growth companies within disruptor industries including Cannabis Cafe, Red Bull Media House, and Quest Nutrition.

Sandie Hawkins, Director

Sandie Hawkins is the President at Teikametrics, an AI marketplace optimization platform, and has over 20 years of expertise in multi-channel marketing, business development, and digital innovation. Prior to this role, Hawkins served as General Manager of TikTok’s United States e-commerce business, where she launched TikTok shop and spearheaded the platform’s e-commerce strategy. She has also held various leadership roles at Adobe, Varick, and Rocket Fuel, where she developed high-performing teams, launched innovative digital solutions, and cultivated strategic partnerships.

Capitalization Update

The Company announced that the number of shares of common stock outstanding is 5,277,810 as of June 16, 2025, after taking into account the recent conversion of the Company’s Series D convertible preferred stock into common stock and the 1-for-23 reverse stock split effected on June 12, 2025.

For investor information, please contact IR@amaze.co

For press inquiries, please contact PR@amaze.co

About Amaze

Amaze Holdings, Inc. is an end-to-end, creator-powered commerce platform offering tools for seamless product creation, advanced e-commerce solutions, and scalable managed services. By empowering anyone to "sell anything, anywhere," Amaze enables creators to tell their stories, cultivate deeper audience connections, and generate sustainable income through shoppable, authentic experiences. Discover more at www.amaze.co.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements relate to future events and developments or to our future operating or financial performance, are subject to risks and uncertainties and are based estimates and assumptions. Forward-looking statements may include, but are not limited to, statements about the reverse stock split, our market opportunity and potential growth of that market, strategies, initiatives, growth, revenues, expenditures, our plans and objectives for future operations, and future financial and business performance. These statements can be identified by words such as such as “may,” “might,” “should,” “would,” “could,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential” or “continue,” and are based our current expectations and views concerning future events and developments and their potential effects on us.

These statements are subject to known and unknown risks, uncertainties and assumptions that could cause actual results to differ materially from those projected or otherwise implied by the forward-looking statement. These risks include: our ability to execute our plans and strategies; our limited operating history and history of losses; our financial position and need for additional capital; our ability to attract and retain our creator base and expand the range of products available for sale; we may experience difficulties in managing our growth and expenses; we may not keep pace with technological advances; there may be undetected errors or defects in our software or issues related to data computing, processing or storage; our reliance on third parties to provide key services for our business, including cloud hosting, marketing platforms, payment providers and network providers; failure to maintain or enhance our brand; our ability to protect our intellectual property; significant interruptions, delays or outages in services from our platform; significant data breach or disruption of the information technology systems or networks and cyberattacks; risks associated with international operations; general economic and competitive factors affecting our business generally; changes in laws and regulations, including those related to privacy, online liability, consumer protection, and financial services; our dependence on senior management and other key personnel; and our ability to attract, retain and motivate qualified personnel and senior management.

Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other future filings and reports that we file with the Securities and Exchange Commission (SEC) from time to time. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the press release. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments.